Exhibit 10.1
Execution Version
CLASS C UNIT
PURCHASE AGREEMENT
BY AND AMONG
REGENCY ENERGY PARTNERS LP
AND
KAYNE ANDERSON MLP INVESTMENT COMPANY
LEHMAN BROTHERS MLP PARTNERS, L.P.
GPS INCOME FUND LP
GPS HIGH YIELD EQUITIES FUND LP
GPS INCOME FUND (CAYMAN) LTD
AND
RCH ENERGY MLP FUND, LP

CLASS C UNIT PURCHASE AGREEMENT
     CLASS C UNIT PURCHASE AGREEMENT, dated as of September 21, 2006 (this “Agreement”), by and among REGENCY ENERGY PARTNERS LP, a Delaware limited partnership (“Regency”), and each of the entities listed on Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).
RECITALS:
     On August 15, 2006, Regency acquired, indirectly through a wholly-owned subsidiary, 100% of the outstanding limited partner interests in TexStar Field Services, L.P., a Delaware limited partnership, and all of the outstanding member interests of its general partner, TexStar GP, LLC, a Delaware limited liability company (“TexStar”), from HMTF Gas Partners II, L.P., a Delaware limited partnership (the “TexStar Acquisition”).
     Regency desires to repay a portion of the debt incurred to finance the TexStar Acquisition out of the proceeds of the sale of an aggregate of 2,857,143 of Class C Units and Purchasers desire to purchase an aggregate of 2,857,143 of Class C Units from Regency in accordance with the provisions of this Agreement.
     Regency has agreed to provide Purchasers with certain registration rights with respect to the Purchased Class C Units acquired pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Regency and each of the Purchasers, severally and not jointly, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:
     “Action” against a Person means any lawsuit, action, proceeding, investigation or complaint by or before any Governmental Authority, mediator or arbitrator.
     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Class C Amendment, and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.
     “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Dallas, Texas.
     “Class C Amendment” shall have the meaning specified in Section 2.01(a).
     “Class C Unit Price” means $21.00 per Purchased Class C Unit.
     “Class C Units” means the Class C Common Units of Regency, as established by the Class C Amendment.
     “Closing Date” shall have the meaning specified in Section 2.02.
     “Closing” shall have the meaning specified in Section 2.02.
     “Commission” means the United States Securities and Exchange Commission.
     “Commitment Amount” means the number of Purchased Class C Units set forth opposite each Purchaser’s name on Exhibit A to this Agreement.
     “Commitment Date” means the date of this Agreement.
     “Common Units” means the Common Units of Regency representing limited partnership interests.
     “DRULPA” shall have the meaning specified in Section 3.02(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
     “Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Regency, its Subsidiaries or any of their Property or any of the Purchasers.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Indemnified Party” shall have the meaning specified in Section 7.03.

     “Indemnifying Party” shall have the meaning specified in Section 7.03.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
     “Lock-Up Date” means 90 days from the Closing Date.
     “Order” means any order, writ, judgment, injunction, decree, permit, determination or award of any Governmental Authority having applicability to a Party, any Subsidiary or Affiliate of a Party or any of its properties or assets.
     “Parties” means Regency and the Purchasers.
     “Partnership Agreement” shall have the meaning specified in Section 2.01(a).
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchased Class C Units” means the Class C Units to be issued and sold to the Purchasers pursuant to this Agreement.
     “Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.
     “Purchase Price” shall mean, with respect to each Purchaser, the Commitment Amount multiplied by the Class C Unit Price.
     “Purchaser Related Party” shall have the meaning specified in Section 7.01.
     “Purchasers” has the meaning set forth in the introductory paragraph.
     “Regency Financial Statements” means the financial statement or statements described or referred to in Section 3.03.
     “Regency Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of Regency and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations, prospects or affairs reflected in the Regency SEC Documents, including specifically, without limitation, those assets and liabilities acquired in connection with the TexStar Acquisition (ii) the ability of Regency and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet its obligations under the Basic Documents on a timely basis, or (iii) the ability of Regency to consummate the transactions under any Basic Document.
     “Regency Related Party” shall have the meaning specified in Section 7.02.
     “Regency SEC Documents” shall have the meaning specified in Section 3.03.
     “Regency” means Regency Energy Partners LP, a Delaware limited partnership.
     “Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit C, to be entered into at the Closing, between Regency and the Purchasers.
     “Representatives” of any Person means the officers, directors, employees, agents and other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.
     “TexStar” shall have the meaning specified in the recitals.
     “TexStar Acquisition” shall have the meaning specified in the recitals.
     “TexStar Contribution Agreement” means the Contribution Agreement among TexStar Field Services, L.P., TexStar GP, LLC, HMTF Gas Partners II, L.P., Regency and its wholly-owned subsidiary, Regency Gas Services LP, dated July 12, 2006, pursuant to which the parties thereto consummated the TexStar Acquisition.
     Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto provided that the Regency Financial Statements will be restated prior to the filing of our quarterly report on Form 10-Q for the three months ended September 30, 2006 to reflect the TexStar Acquisition as required by GAAP.
ARTICLE II
SALE AND PURCHASE
     Section 2.01 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.02 below) Regency hereby agrees to sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Regency, the number of Purchased Class C Units, respectively, set forth opposite its name on Exhibit A hereto at the Class C Unit Price per Class C Unit. The obligation of each Purchaser under this Agreement is independent of the obligation of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.
          (a) Purchased Class C Units. The Purchased Class C Units shall have those rights, preferences, privileges and restrictions governing the Class C Units that are reflected in the Amended and Restated Agreement of Limited Partnership of Regency, dated as of February 3, 2006, as amended by Amendment No. 1 to the Partnership Agreement, dated August 15, 2006, and Amendment No. 2 to the Partnership Agreement (the “Class C Amendment”), dated September 21, 2006 (as so amended, the “Partnership Agreement”).
          (b) Consideration. The amount per Class C Unit each Purchaser will pay to Regency to purchase the Purchased Class C Units shall be the Class C Unit Price.
     Section 2.02 Closing. The execution and delivery of the Basic Documents, delivery of certificates representing the Purchased Class C Units, payment by each Purchaser of the Purchase Price and execution and delivery of all other instruments, agreements, and other documents required by this Agreement (the “Closing”) shall take place on September 21, 2006 (the “Closing Date”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF REGENCY
     Regency represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 3.01 Existence. Regency: (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) has all requisite limited partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as its business is now being conducted, including its business pursuant to the TexStar Acquisition, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Regency Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Regency Material Adverse Effect. Each Subsidiary of Regency has been duly formed, is validly existing and in good standing under the laws of the State or other jurisdiction of its formation and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own, lease, use or operate its respective Properties and carry on its business as now being conducted and, if applicable, including its business pursuant to the TexStar Acquisition, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Regency Material Adverse Effect. None of Regency or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Regency, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Regency, its respective certificate of incorporation, bylaws or other similar organizational documents. Each of Regency and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Regency Material Adverse Effect.
     Section 3.02 Capitalization and Valid Issuance of Purchased Class C Units
          (a) As of the date of this Agreement, and prior to the sale and issuance of the Purchased Class C Units as contemplated by this Agreement, the issued and outstanding partnership interests of Regency consist of 19,610,396 Common Units, 19,103,896 Subordinated Units, and 5,173,189 Class B Units. All of the outstanding Common Units, Subordinated Units and Class B Units have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Partnership Act (“DRULPA”)).
          (b) Other than Regency’s Long-Term Incentive Plan, Regency has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). Regency has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Regency’s unitholders may vote. Except as set forth in Section 3.02(a) and the first sentence of this Section 3.02(b), as contemplated by this Agreement, or as are provided in the Partnership Agreement, there are no authorized or outstanding (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible securities, agreements, claims or commitments of any character obligating Regency or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interest in Regency or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or equity interests, (ii) obligations of Regency or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or equity interests of Regency or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Regency or any of its Subsidiaries is a party with respect to the voting of the equity interests of Regency or any of its Subsidiaries.
          (c) (i) All of the issued and outstanding equity interests of each of Regency’s Subsidiaries are owned, directly or indirectly, by Regency free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Regency’s or Regency’s Subsidiaries’ credit facilities filed as exhibits to Regency’s SEC Documents), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Regency’s Subsidiaries, as applicable) and non-assessable (except as nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act, Sections 17-303 and 17-607 of the DRULPA or the organizational documents of Regency’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Regency SEC Documents, neither Regency nor any of its Subsidiaries own any shares of capital stock or other securities of, or interest in, any other Person, or are obligated to make any capital contribution to or other investment in any other Person.
          (d) The Purchased Class C Units and the limited partner interests represented thereby, will be duly authorized by Regency pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the DRULPA) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities laws and (ii) such Liens as are created by the Purchasers.
          (e) The Common Units issuable upon conversion of the Purchased Class C Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class C Units as reflected in the Class C Amendment, will be duly authorized by Regency pursuant to the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the DRULPA) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities laws and (ii) such Liens as are created by the Purchasers.
          (f) Regency has submitted to The Nasdaq Global Market the Partnership’s Notification Form: Listing of Additional Units with respect to the Common Units underlying the Purchased Class C Units. Regency’s currently outstanding Common Units are quoted on The Nasdaq Global Market.
     Section 3.03 Regency SEC Documents. Regency has timely filed with the Commission all registration statements, reports, forms, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Regency SEC Documents”). The Regency SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Regency Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequently filed Regency SEC Document filed prior to the date of this Agreement, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the financial statements and any notes thereto or schedules included therein, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Regency and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to Regency and has not resigned or been dismissed as independent registered public accountants of Regency.
     Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Regency SEC Documents, and except for the TexStar Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since June 30, 2006, Regency and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Regency Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to Regency and its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Regency and its Subsidiaries participate or are engaged, (ii) acquisition or disposition of any material asset by Regency or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Regency SEC Documents, (iii) material change in Regency’s accounting principles, practices or methods, or (iv) incurrence of material indebtedness (other than the incurrence of indebtedness in connection with the TexStar Acquisition).
     Section 3.05 Litigation. Except as set forth in the Regency SEC Documents, there is no Action pending or, to the knowledge of Regency, contemplated or threatened against Regency or any of its Subsidiaries or any of their respective officers, directors, properties or assets, which (individually or in the aggregate) reasonably would be expected to have a Regency Material Adverse Effect or which challenges the validity of this Agreement.
     Section 3.06 No Breach. The execution, delivery and performance by Regency of each of the Basic Documents to which it is a party or in connection with the transactions contemplated by the Basic Documents, and compliance by Regency with the terms and provisions of such agreements, do not and will not (a) violate any provision of any Law or Order, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership or the Partnership Agreement, or any organizational documents of any of Regency’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Regency or any of its Subsidiaries is a party or by which Regency or any of its Subsidiaries or any of their respective properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Regency or any of its Subsidiaries; other than, with the exception of the conflicts stated in clause (b) of this Section 3.06, any such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 that would not, individually or in the aggregate, reasonably be expected to have a Regency Material Adverse Effect.
     Section 3.07 Authority. Regency has all necessary limited partnership power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party, and to consummate the transactions contemplated thereby; and the execution, delivery and performance by Regency of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Regency, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity. No approval from the holders of the Common Units, Subordinated Units or Class B Units is required as a result of Regency’s issuance and sale of the Purchased Class C Units.
     Section 3.08 Approvals. Except for the approvals required by the Commission in connection with Regency’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Regency of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption, or to make such filing, declaration, qualification or registration, would not, individually or in the aggregate, reasonably be expected to have a Regency Material Adverse Effect.
     Section 3.09 MLP Status. Regency met, for the taxable year ended December 31, 2005, and the General Partner and Regency reasonably expect Regency to meet, for the taxable year ending December 31, 2006, the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.
     Section 3.10 Investment Company Status. Regency is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.11 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Class C Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Regency nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.
     Section 3.12 Certain Fees. No fees or commissions will be payable by Regency to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Class C Units or the consummation of the transaction contemplated by this Agreement. Regency agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Regency or alleged to have been incurred by Regency in connection with the sale of Purchased Class C Units or the consummation of the transactions contemplated by this Agreement.
     Section 3.13 No Side Agreements. Except for the Confidentiality Agreement entered into by and between each of the Purchasers and Regency relating to specific disclosures by Regency, there are no other agreements by, among or between Regency or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
     Each Purchaser, severally and not jointly, represents and warrants to Regency with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 4.01 Corporate Existence. Each Purchaser (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.
     Section 4.02 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Basic Documents, compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Class C Units by such Purchaser do not and will not (a) violate any provision of any Law or Order, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its properties may be bound or (ii) any other such agreement, instrument or obligation; other than, with the exception of the conflicts stated in clause (b) of this Section 4.02, any such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 that would not, individually or in the aggregate, reasonably be likely to have a Purchaser Material Adverse Effect.
     Section 4.03 Investment. Each Purchaser represents and warrants to, and covenants and agrees with, Regency that the Purchased Class C Units are being acquired for its own account, not as a nominee or agent, and with no present intention of distributing the Purchased Class C Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such

Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Class C Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Class C Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
     Section 4.04 Nature of Purchaser. Each Purchaser represents and warrants to, and covenants and agrees with, Regency that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Class C Units, is able to bear the economic risk of such investment and, at present, would be able to afford a complete loss of such investment.
     Section 4.05 Receipt of Information; Authorization. Each Purchaser acknowledges that it has (i) had access to Regency’s SEC Documents, (ii) had access to information regarding the recent TexStar Acquisition and its potential effect on Regency’s operations and financial results and (c) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Regency regarding such matters.
     Section 4.06 Restricted Securities. Each Purchaser understands that the Purchased Class C Units it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Regency in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
     Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Class C Units or the consummation of the transaction contemplated by this Agreement. Purchaser agrees that it will indemnify and hold harmless Regency from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the sale of Purchased Class C Units or the consummation of the transactions contemplated by this Agreement.
     Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Class C Units and the certificates evidencing the Common Units issued upon the conversion of the Purchased Class C Units may bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Partnership that such registration is not required or unless sold pursuant to Rule 144 of such Act.”
     Section 4.09 No Side Agreements. Except for the Confidentiality Agreement entered into by and between each of the Purchasers and Regency relating to specific disclosures by Regency, there are no other agreements by, among or between Regency or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.
ARTICLE V
COVENANTS
     Section 5.01 Subsequent Public Offerings. Without the written consent of the holders of a majority of the Purchased Class C Units, from the date of this Agreement until the Lock-Up Date, Regency shall not, and shall cause its Subsidiaries not to, grant, issue or sell any limited partner interests or other equity securities, any securities convertible into or exchangeable for any limited partner interests or other equity securities, or take any other action that may result in the issuance of any of the foregoing, other than (i) the Purchased Class C Units, (ii) options to purchase Common Units and restricted Common Units granted pursuant to compensation, benefit, severance or similar plans or employment agreements of Regency as in effect on the date of this Agreement, and (iii) the issuance of Common Units to finance an accretive acquisition by Regency or one of its Subsidiaries. Notwithstanding the foregoing, Regency shall not, and shall cause its Subsidiaries not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Class C Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Class C Units to the Purchasers.
     Section 5.02 Purchaser Lock-Up. Each Purchaser agrees that from and after the Closing it will not sell any of the Purchased Class C Units prior to the Lock-Up Date.
     Section 5.03 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.
     Section 5.04 Non-Disclosure; Interim Public Filings. Regency shall not disclose the name or identity of any of the Purchasers as a Purchaser without the prior written consent of such Purchaser, except in connection with Regency’s filing of a Form 8-K under the Exchange Act, as a result of this Agreement, the other Basic Documents or the transactions contemplated hereby and thereby, or other similarly required Exchange Act reports, or as required by applicable Law or the rules or regulations of The Nasdaq Global Market or other exchange on which securities of Regency are listed or traded; provided, however, that, in the event that any such required disclosure contains specific information about a Purchaser other than its identity and ownership interest and the type of Regency’s securities owned by it, Regency shall, prior to making such disclosure, provide such Purchaser with a draft of such disclosure and permit such Purchaser reasonable opportunity (in light of the circumstances) to review and comment on such disclosure and consider in good faith (but not be required to accept) any comments proposed by such Purchaser.
     Section 5.05 Use of Proceeds . Regency will use the collective proceeds from the sale of the Purchased Class B Units to repay a portion of the debt incurred to finance the TexStar Acquisition and to pay fees associated with such transaction.
ARTICLE VI
CLOSING DELIVERIES
     Section 6.01 Regency Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Regency shall have delivered, or caused to be delivered, to each Purchaser:
          (a) The Purchased Class C Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Class C Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;
          (b) Opinions addressed to the Purchasers from legal counsel to Regency, dated the Closing Date, in the form substantially similar in substance to the forms of such opinions attached to this Agreement as Exhibits B-1 and B-2; and
          (c) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been executed by Regency.
     Section 6.02 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each of the Purchasers shall have delivered, or caused to be delivered, to Regency:
          (a) Payment to Regency of the Purchase Price by wire transfer(s) of immediately available funds to an account designated by Regency prior to the Closing;
          (b) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by each Purchaser.
ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES
     Section 7.01 Indemnification by Regency. Regency agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, causes of action, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (i) any actual or proposed use by Regency of the proceeds of any sale of the Purchased Class C

Units or (ii) the breach of any of the representations, warranties or covenants of Regency contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.
     Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Regency and its Representatives (collectively, “Regency Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, causes of action, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.
     Section 7.03 Indemnification Procedure. Promptly after any Regency Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying

Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Regency has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Regency unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
     Section 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.04, 3.12, 3.13, 4.03, 4.04, 4.05, 4.06, and 4.07 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of 12 months following the Closing Date regardless of any investigation made by or on behalf of Regency or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Class C Units and payment therefor and conversion or repurchase thereof. All indemnification obligations of Regency and the Purchasers the provisions of Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing that individual Section, regardless of any purported general termination of this Agreement.
     Section 8.03 No Waiver; Modifications in Writing.
          (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
          (b) Specific Waiver. Except as otherwise provided in this Agreement and the Registration Rights Agreement, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the original signatories hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Regency from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.
     Section 8.04 Binding Effect; Assignment.
          (a) Binding Effect. This Agreement shall be binding upon Regency, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.
          (b) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred to any Affiliate of such Purchaser but may not otherwise be transferred by such Purchaser without the prior written consent of Regency.
     Section 8.05 Aggregation of Purchased Class C Units. All Purchased Class C Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a Confidentiality Agreement in favor of Regency shall continue to be bound by such Confidentiality Agreement.
     Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
          (a) If to Kayne Anderson MLP Investment Company:
Kayne Anderson MLP Investment Company
1100 Louisiana, Suite 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7359

with a copy to:
Baker Botts L.L.P.
98 San Jacinto Blvd.
1500 San Jacinto Center
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377
          (b) If to Lehman Brothers MLP Partners, L.P.:
Lehman Brothers MLP Partners, L.P.
399 Park Avenue, 9th Floor
New York, NY 10022
Attention: Michael J. Cannon
Facsimile No.: (646) 758-4208
Telephone No.: (212) 526-0029
with a copy to:
Baker Botts L.L.P.
98 San Jacinto Blvd.
1500 San Jacinto Center
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377
          (c) If to RCH Energy MLP Fund:
RCH Energy MLP Fund, LP
Attention: Robert J. Raymond
200 Crescent Court, Suite 1060
Dallas, Texas 75201
Telephone No.: (214) 871-8680
with a copy to:
Baker Botts L.L.P.
98 San Jacinto Blvd.
1500 San Jacinto Center
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377

          (d) If to GPS Income Fund LP, GPS High Yield Equities Fund LP, or GPS Income Fund (Cayman) Ltd:
GPS Partners LLC
100 Wilshire Blvd
Suite 900
Santa Monica, California 90401
Attention: Brett Messing
Phone: (310) 496-5360
Facsimile: (310) 496-5399
Investments@Gpsfund.Com
with a copy to:
Baker Botts L.L.P.
1500 San Jacinto Center
98 San Jacinto Boulevard
Austin, Texas 78701
Attention: Laura Tyson, Esq.
Facsimile: (512) 322-8377
          (e) If to Regency:
Regency Energy Partners LP
1700 Pacific, Suite 1900
Dallas, Texas 75201
Attention: William E. Joor III
Facsimile: (214) 750-1749
with a copy to:
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002
Attention: Dan Fleckman
Facsimile: (713) 615-5859
or to such other address as Regency or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 8.08 Removal of Legend. Regency shall remove the legend described in Section 4.08 of this Agreement from the certificates evidencing the Purchased Class C Units and the certificates evidencing the Common Units issued upon the conversion of the Purchased Class

C Units at the request of a Purchaser submitting to Regency such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state securities laws, as the case may be, unless Regency, with the advice of counsel, determines that such removal is inappropriate.
     Section 8.09 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Regency or a Purchaser set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.
     Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
	Name:	Stephen L. Arata
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Class C Unit
Purchase Agreement

LEHMAN BROTHERS MLP PARTNERS, L.P. By: Lehman Brothers MLP Associates, L.P., its general partner By: LB I Group Inc., its general partner
By:	/s/ Michael J. Cannon
	Name:	Michael J. Cannon
	Title:	Managing Director

Signature Page to Class C Unit
Purchase Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Vice President

Signature Page to Class C Unit
Purchase Agreement

RCH ENERGY MLP FUND, LP By: RCH Energy MLP Fund GP, LP, its general partner By: RR Advisors, LLC, its general partner
By:	/s/ Robert Raymond
Robert Raymond, its sole member

Signature Page to Class C Unit
Purchase Agreement

GPS INCOME FUND LP By: GPS Partners LLC, its general partner
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Member

GPS HIGH YIELD EQUITIES FUND LP By: GPS Partners LLC, its general partner
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Member

GPS INCOME FUND (CAYMAN) LTD
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Director

Signature Page to Class C Unit
Purchase Agreement

Exhibit A

	Commitment Amount
Entity	Class C Units	Purchase Price

Kayne Anderson MLP Investment Company	904,762	$19,000,002
Lehman Brothers MLP Partners, L.P.	904,762	$19,000,002
GPS Income Fund LP	409,524	$8,600,004
GPS Income Fund (Cayman) Ltd	314,286	$6,600,006
GPS High Yield Equities Fund LP	180,952	$3,799,992
RCH Energy MLP Fund, LP	142,857	$2,999,997
Total	2,857,143	$60,000,003

Exhibit A

Exhibit B-1
     Capitalized terms used but not defined herein have the meaning assigned to such terms in the Class C Unit Purchase Agreement (the “Purchase Agreement”). Regency shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for Regency, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchasers, stating that:
     (i) Regency: (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware and (ii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Regency Material Adverse Effect.
     (ii) As of the open of business on the date hereof, and prior to the sale and issuance of the Purchased Class C Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of Regency consist of 19,610,396 Common Units, 19,103,896 Subordinated Units, and 5,173,189 Class B Units. All of the outstanding Common Units, Subordinated Units and Class B Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”)).
     (iii) All of the issued and outstanding equity interests of each of Regency’s Subsidiaries are owned, directly or indirectly, by Regency free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Regency or any of its Subsidiaries as debtors in on file in the office of the Secretary of State of Delaware or Texas, (B) otherwise known to us without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under Regency’s or its Subsidiaries’ credit facilities, and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Regency’s Subsidiaries, as applicable) and non-assessable (except as nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act and Sections 17-303 and 17-607 of the DRULPA or the organizational documents of Regency’s Subsidiaries, as applicable) and free of preemptive rights, and, to our knowledge, except as disclosed in the Regency SEC Documents, neither Regency nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.
     (iv) The Purchased Class C Units and the limited partner interests represented thereby, have been duly authorized by Regency pursuant to the
Exhibit B-1

Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the DRULPA).
     (v) The Common Units issuable upon conversion of the Class C Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class C Units as reflected in the Partnership Agreement (as amended by the Class C Amendment) have been duly authorized by Regency pursuant to the Partnership Agreement and, when issued, will be validly issued, fully paid (to the extent required by the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the DRULPA).
     (vi) None of the offering, issuance and sale by Regency of the Purchased Class C Units or the execution, delivery and performance of the Basic Documents by Regency (A) constitutes or will constitute a violation of Regency’s Certificate of Limited Partnership or Partnership Agreement or any organizational documents of any of Regency’s Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the SEC Documents, or (C) results or will result in any violation of the Delaware Limited Uniform Limited Partnership Act, as amended, the Delaware Revised Limited Liability Company Act, as amended, or U.S. federal law, which in the case of clauses (B) or (C) of this paragraph (vi) would be reasonably expected to have an Regency Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
     (vii) Each of the Basic Documents to which Regency is a party has been duly authorized and validly executed and delivered on behalf of Regency, and is enforceable against Regency in accordance with their respective terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (viii) Except for the approvals required by the Commission in connection with Regency’s obligations under the Registration Rights Agreement and the Registration Statement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other

Exhibit B-1

Person is required in connection with the execution, delivery or performance by Regency of any of the Basic Documents to which it is a party, except those that have been obtained or may be required under the state securities or “Blue Sky” laws, as to which we do not express any opinion.
     (ix) Regency is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (x) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Class C Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.
     (xi) Regency is treated as a partnership for federal income tax purposes.

Exhibit B-1

Exhibit B-2
     Regency shall furnish to the Purchasers at the Closing an opinion of William E. Joor III, Chief Legal and Administrative Officer of Regency GP LLC, the general partner of Regency GP LP, the general partner of Regency, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchasers, stating that:
     (i) Regency has all limited partnership power and all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as its business is now being conducted as described in Regency’s Annual Report on form 10-K for the year ended December 31, 2005, except to the extent that the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Regency Material Adverse Effect;
     (ii) To the knowledge of the undersigned and except as described in the SEC Documents filed prior to the date hereof, for options and restricted common units granted pursuant to Regency’s Long-Term Incentive Plan and as contemplated by this Agreement, there are no authorized or outstanding (i) options, warrants, preemptive rights (other than as provided in Section 5.8 of the Partnership Agreement), subscriptions, calls, or other rights, convertible securities, agreements, claims or commitments of any character obligating Regency or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interest in, Regency or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or equity interests, (ii) obligations of Regency or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or equity interests of Regency or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Regency or any of its Subsidiaries is a party with respect to the voting of the equity interests of Regency or any of its Subsidiaries.
     (iii) None of the offering, issuance and sale by Regency of the Purchased Class C Units or the execution, delivery and performance of the Basic Documents by Regency will result in a breach or violation (or, to the knowledge of the undersigned, with notice or lapse of time or both, would constitute such a breach or violation) or imposition of any lien, charge or encumbrance upon any property or assets of the Regency or its Subsidiaries pursuant to: (i) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the SEC Documents) or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to any of the Regency or its Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or liens would reasonably be expected to have a Regency Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (i) with respect to federal or state securities laws or other anti-fraud laws.
Exhibit B-2

Exhibit C
REGISTRATION RIGHTS AGREEMENT
Dated as of September 21, 2006
BY AND AMONG
REGENCY ENERGY PARTNERS LP
AND
KAYNE ANDERSON MLP INVESTMENT COMPANY
LEHMAN BROTHERS MLP PARTNERS, L.P.
GPS INCOME FUND LP
GPS HIGH YIELD EQUITIES FUND LP
GPS INCOME FUND (CAYMAN) LTD
AND
RCH ENERGY MLP FUND, LP

Exhibit C

REGISTRATION RIGHTS AGREEMENT
               THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 21, 2006, by and among Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Kayne Anderson MLP Investment Company (“Kayne”), Lehman Brothers MLP Partners, L.P. (“Lehman”), RCH Energy MLP Fund, LP (“RCH”) and GPS Income Fund LP, GPS High Yield Equities Fund LP, and GPS Income Fund (Cayman) Ltd (“GPS”) (each of Kayne, Lehman, RCH and GPS a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Class C Units pursuant to the Class C Unit Purchase Agreement, dated as of September 21, 2006, by and among Regency and the Purchasers (the “Purchase Agreement”);
     WHEREAS, Regency has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
     WHEREAS, it is a condition to the obligations of each Purchaser and Regency under the Purchase Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I .
DEFINITIONS
     Section 1.01 Definitions.
     Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Effectiveness Period” has the meaning specified therefor in Section 2.01 of this Agreement.
     “Holder” means the record holder of any Registrable Securities.
     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

Exhibit C-1

     “Other Holder” has the meaning specified in Section 2.02(b).
     “Piggyback Registration” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means: (i) the Common Units into which the Class C Units are convertible and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(a)(ii) of this Agreement.
     “Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Holder” means a Holder who is offering Registrable Securities for sale pursuant to a registration statement.
     “Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act) or otherwise.
     “Termination Date” has the meaning specified therefor in Section 3.13 of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by Regency or one of its subsidiaries; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

Exhibit C-2

ARTICLE II .
REGISTRATION RIGHTS
     Section 2.01 (a) Shelf Registration.
               (i) Deadline to go Effective. As soon as practicable following the Closing, but in any event by March 31, 2007, Regency shall prepare and file a Shelf Registration Statement under the Act with respect to all of the Registrable Securities. Regency shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 165 days after March 31, 2007. A Shelf Registration Statement filed pursuant to this Section 2.01 shall be on an appropriate registration form under the Securities Act selected by Regency; provided, however, that, if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify Regency in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Regency shall use its commercially reasonable efforts to include such information in the prospectus. Regency will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities have been sold by the Purchaser or (ii) the second anniversary of the date on which the Shelf Registration Statement is declared effective by the Commission (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (ii) Failure To Go Effective. If the Shelf Registration Statement required by Section 2.01 is not declared effective within 165 days after March 31, 2007, then each Purchaser shall be entitled to a payment (with respect to each of such Purchaser’s Purchased Class C Units), as liquidated damages and not as a penalty, of 0.25% of the Purchase Price per 30-day period for the first 60 days following the 165th day, increasing by an additional 0.25% of the Purchase Price per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the Purchase Price per 30-day period (the “Liquidated Damages”), which shall accrue on a daily basis and be payable within 10 Business Days following the end of such 30-day period. In any event, the aggregate amount of Liquidated Damages paid to the Purchasers pursuant to this Section 2.01(a)(ii) shall not to exceed 10% of the Purchase Price. The Liquidated Damages shall be paid to each Purchaser in cash; provided, however, if Regency certifies that it is unable to pay the Liquidated Damages in cash because such payment would result in a breach under any of Regency’s or Regency’s Subsidiaries’ credit facilities filed as exhibits to Regency’s SEC Documents, then Regency may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units (which shall, for this purpose, be valued at the closing price of Common Units on The Nasdaq Global Market or such other national securities exchange on which such Common Units are then listed on the trading day immediately prior to the issuance thereof). Upon any issuance of Common Units as Liquidated Damages, Regency shall promptly prepare and file an amendment to the Shelf Registration Statement prior

Exhibit C-3

to its effectiveness adding such Common Units to such Shelf Registration Statement as additional Registrable Securities.
               (iii) Waiver of Liquidated Damages. If Regency is unable to cause a Shelf Registration Statement to go effective within 165 days after March 31, 2007, as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Regency may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the holders of a majority of the Purchased Class C Units, in their sole discretion. Purchaser’s rights (and any transferee’s rights pursuant to Section 2.10) under this Section 2.01 shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act); provided, however, that such termination will not affect Purchaser’s right to receive Liquidated Damages that have accumulated prior to such time.
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Regency may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) Regency is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Regency determines in good faith that Regency’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) Regency has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Regency, would materially adversely affect Regency; provided, however, in no event shall the Purchasers be suspended for a period exceeding an aggregate of ninety (90) days (exclusive of days covered by any lock-up agreement executed by a Purchaser in connection with any Underwritten Offering by Regency or a Purchaser) in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Regency shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.02 Piggyback Rights.
          (a) Participation. If at any time Regency proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b), (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then, Regency shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the

Exhibit C-4

“Included Registrable Securities”) as each such Holder may request in writing; provided, however, that, if Regency has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be promptly confirmed by Holder. Holder shall then have (x) in the case of Regency filing a prospectus supplement, one Business Day and (y) in the case of Regency filing a registration statement, other than a shelf registration statement, five Business Days; after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Regency shall determine for any reason not to undertake or to delay such Underwritten Offering, Regency may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Regency of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder holds less than $15 million (based on the Purchase Price of Registrable Securities) of Purchased Class C Units.
          (b) Priority of Piggyback Rights. In connection with an Underwritten Offering under Section 2.02(a), if the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Regency that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Regency can be sold without having any such adverse effect, with such number to be allocated (i) first, to Regency; (ii) second, to Regency’s pre-IPO investors as provided in Article 7.12 of the Partnership’s Amended and Restated Agreement of Limited Partnership dated February 3, 2006, as amended by Amendment No. 1 dated August 15, 2006 and Amendment No. 2 dated September 21, 2006 (the “Partnership Agreement”); (iii) third, to certain members of the previous management of TexStar as provided in the Registration Rights Agreement dated August 15, 2006 and (iv) fourth, pro rata among the Selling Holders who have requested participation in such Underwritten Offering based, for each Selling Holder, on the fraction derived by dividing (x) the number of Common Units proposed to be sold by such Selling Holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all Selling Holders in such Underwritten Offering. As of the date of execution of this Agreement,

Exhibit C-5

there are no Persons with rights of registration under the Securities Act relating to Common Units, Subordinated Units or Class B Units of the Partnership other than as described in this Section 2.02(b).
     Section 2.03 Underwritten Offering Initiated by Holders.
          (a) Request for Underwritten Offering. If one or more Selling Holders elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably anticipate aggregate gross proceeds of greater than $15 million from such Underwritten Offering, Regency shall, at the request of such Selling Holders, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities, including causing appropriate officers of Regency or its Affiliates to participate in a “road show” or similar marketing effort if the Managing Underwriter indicates that such participation would expedite or facilitate the disposition of the Registrable Securities.
          (b) Priority of Underwritten Offering Initiated by Holders. In connection with an Underwritten Offering under Section 2.03(a), if the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Regency that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Regency can be sold without having any such adverse effect, with such number to be allocated (i) first, to Regency; (ii) second, to the Selling Holders requesting the Underwritten Offering under Section 2.03(a); (iii) third, to the other Selling Holders; (iv) fourth, to Regency’s pre-IPO investors as provided in Article 7.12 of the Partnership Agreement; (v) fifth, to certain members of the previous management of TexStar as provided in the Registration Rights Agreement dated August 15, 2006 and (vi) sixth, pro rata among any other holder hereafter granted registration rights by Regency who have requested participation in such Underwritten Offering based, for each such holder, on the fraction derived by dividing (x) the number of Common Units proposed to be sold by such holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all holders in such Underwritten Offering.
          (c) General Procedures. In connection with any Underwritten Offering under this Agreement, Regency shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering under Section 2.01 or Section 2.03 hereof, each Selling Holder and Regency agree to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably

Exhibit C-6

required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Regency to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Regency or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Regency and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the time in the penultimate sentence of Section 2.02(a) hereof to be effective. No such withdrawal or abandonment shall affect Regency’s obligation to pay Registration Expenses.
     Section 2.04 Sale Procedures. In connection with its obligations contained in Section 2.01 and Section 2.03, Regency will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
          (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided, however, that Regency shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

Exhibit C-7

          (d) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or such other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or such other registration statement or any prospectus or prospectus supplement thereto;
          (e) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or such other registration statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Regency of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Regency agrees to amend or supplement the prospectus or prospectus supplement as promptly as practicable or to take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (f) Upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Regency, dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Regency’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’

Exhibit C-8

letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters may reasonably request;
          (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Regency personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Regency need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Regency satisfactory to Regency;
          (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Regency are then listed;
          (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Regency to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from Regency of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by Regency that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Regency, such Selling Holder will deliver, or will request the managing underwriter or underwriters, if any, to deliver, to Regency (at Regency’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. Regency shall have no obligation to include in the Shelf Registration Statement or in a Underwritten Offering pursuant to Section 2.02 units of a Selling Holder that has failed to furnish timely such information that, in the opinion of counsel to Regency, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Exhibit C-9

     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities that are included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period following completion of a public offering of equity securities by Regency, provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other unitholder of Regency on whom a restriction is imposed in connection with such public offering and provided further that such Selling Holder owns more than $15 million (based on the Purchase Price of Registrable Securities ).
     Section 2.07 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to Regency’s performance under or compliance with this Agreement to effect the registration of Registrable Securities the Shelf Registration Statement pursuant to Section 2.01, an Underwritten Offering pursuant to Section 2.02 or Section 2.03, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The Nasdaq Global Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Regency, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.
          (b) Expenses. Regency will pay all reasonable Registration Expenses as determined in good faith, whether or not any sale is made pursuant to the related registration statement. Except as otherwise provided in Section 2.08 hereof, Regency shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder or for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.08 Indemnification.
          (a) By Regency. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Regency will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement

Exhibit C-10

thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Regency will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Regency, its directors and officers, and each Person, if any, who controls Regency within the meaning of the Securities Act and the Exchange Act to the same extent as the foregoing indemnity from Regency to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or such registration statement, any preliminary prospectus or final prospectus included therein or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable

Exhibit C-11

expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting.With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Regency agrees to use its commercially reasonable efforts to:
          (a) Make and keep public information regarding Regency available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

Exhibit C-12

          (b) File with the Commission in a timely manner all reports and other documents required of Regency under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise not available by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Regency, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Regency to register Registrable Securities granted to the Purchasers by Regency under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities, provided, however, that (a) unless such transferee is an Affiliate of such Purchaser, each such transferee or assignee holds Registrable Securities representing at least $15 million (based on the Purchase Price of Registrable Securities) of the Purchased Class C Units, (b) Regency is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Regency shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Regency that would allow such current or future holder to require Regency to include securities in any registration statement filed by Regency on a basis that is superior in any way to the piggyback rights granted to Purchaser hereunder.
ARTICLE III.
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
          (a) if to Purchaser, to the address set forth under that Purchaser’s signature block in accordance with the provisions of this Section 3.01,
          (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 above, and
          (c) if to Regency, at 1700 Pacific, Suite 1900, Dallas, Texas 75201, notice of which is given in accordance with the provisions of this Section 3.01.
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Exhibit C-13

     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.
     Section 3.04 Aggregation of Purchased Class C Units. All Purchased Class C Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.05 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Regency or any successor or assign of Regency (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.09 Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.
     Section 3.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the

Exhibit C-14

agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Regency set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Regency and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.13 Termination. This Agreement shall terminate and be of no further force or effect immediate following the earliest to occur of: (i) the date as of which all Registrable Securities have ceased to be Registrable Securities in accordance with Section 1.02 or (ii) December 31, 2009 (such date, the “Termination Date”).
     Section 3.14 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Exhibit C-15

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
	Name:	Stephen L. Arata
	Title:	Executive Vice President and Chief Financial Officer
Signature Page to the
Class C Unit Registration Rights Agreement

LEHMAN BROTHERS MLP PARTNERS, L.P. By: Lehman Brothers MLP Associates, L.P., its general partner By: LB I Group Inc., its general partner
By:	/s/ Michael J. Cannon
	Name:	Michael J. Cannon
	Title:	Managing Director

Signature Page to the
Class C Unit Registration Rights Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Vice President

Signature Page to the
Class C Unit Registration Rights Agreement

RCH ENERGY MLP FUND, LP By: RCH Energy MLP Fund GP, LP, its general partner By: RR Advisors, LLC, its general partner
By:	/s/ Robert Raymond
Robert Raymond, its sole member

Signature Page to the
Class C Unit Registration Rights Agreement

GPS INCOME FUND LP By: GPS Partners LLC, its general partner
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Member

GPS HIGH YIELD EQUITIES FUND LP By: GPS Partners LLC, its general partner
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Member

GPS INCOME FUND (CAYMAN) LTD
By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Director
Signature Page to the
Class C Unit Registration Rights Agreement